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                                                                    Exhibit 10.3


                              SHAREHOLDER AGREEMENT


DATE:  December 23, 2005

PARTIES:

         Health Fitness Corporation
         a Minnesota corporation                             (the "Corporation")

         Peter A. Egan                                                  ("Egan")

         John F. Ellis                                                 ("Ellis")

         (Egan and Ellis sometimes referred to individually as "Shareholder" or together as "Shareholders")

RECITALS:

         A. The parties are among the parties to that certain Stock Purchase Agreement dated December 23, 2005 (the "Purchase Agreement"), pursuant to which the Corporation is purchasing certain shares of stock of HealthCalc.Net, Inc. from the Shareholders and others.

         B. A portion of the consideration paid by the Corporation to the Shareholders at the closing of the transaction described in the Purchase Agreement (the "Transaction"), or which may be paid in the future as contingent consideration provided for in the Purchase Agreement, consists of shares of common stock of the Corporation (the "Corporation Stock").

         C. As a part of and a condition to the Transaction, and as additional consideration therein, the parties have agreed to certain matters relating to the time following the closing of the Transaction, and the parties desire to set forth such agreements herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS:

                                   ARTICLE 1.
                             RIGHT OF FIRST REFUSAL

         1.1) General. In the event either Shareholder shall intend to sell, assign or otherwise dispose of (a "Sale") his or their shares of Corporation Stock under conditions constituting a "Designated Sale" as defined below, the right of first refusal granted to the Corporation pursuant to this Article 1 shall apply.


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         1.2) Designated Sale.  A Designated Sale for purposes of this Agreement shall be any Sale or interrelated series of Sales by either or both of the Shareholders which:

                  (a) Constitutes a private sale not involving the consummation of a public market transaction; and

                  (b) Immediately after the Sale, the transferee is a shareholder of the Corporation who is required to file Schedule 13D or 13G with the Securities Exchange Commission.

         1.3) Grant of Right of First Refusal. Each of the Shareholders hereby grants to the Corporation the right, as further described herein, to purchase from the Shareholders, at the price and on the terms described herein, all but not part of the Corporation Stock proposed to be disposed of in a Designated Sale.

         1.4) Procedure and Limitations.A Shareholder shall not sell, assign, or otherwise dispose of any of his shares of Corporation Stock in a Designated Sale without first giving written notice to the Corporation (the "Sale Notice") of the offer he has received and his intention to accept such offer. The Sale Notice shall (i) certify that the transferee's offer to purchase is a bona fide offer with capability to consummate; (ii) state the number of shares of Corporation Stock proposed to be disposed of and the amount of consideration offered; and (iii) provide the name and Social Security Account Number of the proposed transferee. The Corporation shall have, for a period of five (5) days after receipt of the Sale Notice (the "Option Period"), an option (the "Option") to purchase, at the price and on the same terms set forth in the Sale Notice, all but not part of the shares of Corporation Stock specified in the Sale Notice. The Option shall be exercised, if at all, by delivery of written notice of such exercise (the "Exercise Notice") within the Option Period to the Shareholder whose Corporation Stock is the subject of such Option (the "Selling Shareholder"). The Corporation shall pay the purchase price to the Selling Shareholder, and the Selling Shareholder shall deliver the shares of Corporation Stock being sold, within five (5) days of the delivery of the Exercise Notice to the Selling Shareholder. If the Option is not exercised, the Selling Shareholder may, at any time within thirty (30) days after expiration of the Option Period, sell or otherwise dispose of such Corporation Stock in a Designated Sale free and clear of all other terms and conditions of this Agreement, but only to the transferee and at the price contained in the Sale Notice, provided that if the purchase price to be paid for the Corporation Stock in such Designated Sale is based on the trading price of the Corporation Stock of such Designated Sale as quoted on the OTC Bulletin Board or such other national or regional exchange on which the Corporation Stock is then traded and the Option is not exercised, the Selling Shareholder may sell or otherwise dispose of such Corporation Stock and shall not be required to deliver to the Corporation an additional Sale Notice if the trading price of the Corporation Stock has changed during the period from the date of delivery of the Sale Notice to the closing of such Designated Sale. If such sale or disposition is not made within such 30-day period, any shares of Corporation Stock not disposed of shall again be subject to this Agreement, and the Shareholder must again comply with all provisions of this Article 1 prior to consummating a Designated Sale.


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         1.5) Termination. This Agreement shall terminate and shall be of no further force or effect on the earlier of: (i) December 31, 2008, or (ii) with respect to either Shareholder, at such time that such Shareholder owns less than 1% of the issued and outstanding shares of Corporation Stock.

         1.6) Group Status. Each of the Shareholders expressly disclaims being a member of a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, by virtue of entering into this Agreement. Each of the Shareholders specifically disclaims any beneficial ownership of shares of Corporation Stock owned of record by the other Shareholder.

In Witness Whereof, the parties hereto have executed this Agreement effective as of the date first above written.





                                            CORPORATION:

                                            HEALTH FITNESS CORPORATION


                                            By
                                               ---------------------------------
                                               Its
                                                   -----------------------------

                                            SHAREHOLDERS:


                                            ------------------------------------
                                            Peter A. Egan, Ph.D.


                                            ------------------------------------
                                            John F. Ellis




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